UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 14, 2020

TRACON Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36818	34-2037594
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

4350 La Jolla Village Drive, Suite 800 San Diego, California		92122
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 550-0780 _______________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TCON	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).           Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On March 14, 2020, the Board of Directors (the “Board”) of TRACON Pharmaceuticals, Inc. (the “Company”) appointed Saundra Pelletier as a director of the Company. Ms. Pelletier will serve as a Class I director, with an initial term expiring at the Company’s 2022 Annual Meeting of Stockholders. Ms. Pelletier will not initially serve on any committees of the Board.

Ms. Pelletier has served as Chief Executive Officer of Evofem Biosciences, Inc. (Nasdaq: EVFM), a clinical-stage biopharmaceutical company focused on women’s sexual and reproductive health, since February 2013. From 2009 to 2016, Ms. Pelletier was the founding Chief Executive Officer of WomanCare Global International, an international non-profit organization focused on empowering, educating and enabling women and girls to make informed choices about their health.  Earlier in her career, Ms. Pelletier served as Corporate Vice President and Global Franchise Leader for G.D. Searle, where she managed a $250 million business unit focused on women’s healthcare. Among her many honors, Ms. Pelletier was named San Diego Business Journal's 2019 Businesswoman of the Year.

Pursuant to the Company’s non-employee director compensation policy and under the Company’s 2015 Equity Incentive Plan, Ms. Pelletier was granted a nonstatutory stock option to purchase 6,000 shares of the Company’s common stock in connection with her appointment to the Board, at an exercise price equal to $1.12, the closing market price per share of the Company’s common stock on the Nasdaq Capital Market on the date of grant, subject to vesting in three equal annual installments measured from the date of grant. Ms. Pelletier will also receive an annual cash retainer totaling $35,000 for her Board service, which is payable quarterly. The Company also entered into its standard form of indemnification agreement for directors and officers with Ms. Pelletier, which was filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 28, 2020. The Company is not aware of any transaction involving Ms. Pelletier requiring disclosure under Item 404(a) of Regulation S-K.

Item 8.01	Other Events

On March 19, 2020, the Company issued a press release announcing the appointment of Ms. Pelletier to the Board. A copy of this press release is furnished as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	TRACON Pharmaceuticals, Inc. press release dated March 19, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRACON Pharmaceuticals, Inc.

Dated: March 19, 2020
	By:	/s/ Charles P. Theuer, M.D., Ph.D.
Charles P. Theuer, M.D., Ph.D.
President and Chief Executive Officer